QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Section 302 Certification

I, David J. Rayner, certify that:

1.
I have reviewed this Annual Report on Form 10-K of EchoStar Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ DAVID J. RAYNER Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)

QuickLinks

  Exhibit 31.4
CERTIFICATION OF CHIEF FINANCIAL OFFICER Section 302 Certification